UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

SITE Centers Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway
Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

SITE Centers Corp. (the “Company”) has provided notice of its intent to redeem all of its outstanding 6.375% Class A Cumulative Redeemable Preferred Shares, without par value (the “Class A Preferred Shares”), and the related depositary shares, each representing 1/20th of one Class A Preferred Share (NYSE: SITC PRA - CUSIP No.: 82981J 877) (the “Depositary Shares”). Pursuant to the provisions of the Company’s Fourth Amended and Restated Articles of Incorporation, the Company is undertaking actions to redeem all of the 350,000 outstanding Class A Preferred Shares, represented by 7,000,000 Depositary Shares, on or about November 26, 2024 (the “Redemption Date”).

The Class A Preferred Shares and corresponding Depositary Shares will be redeemed at a redemption price of $503.6302 per Class A Preferred Share or $25.1815 per Depositary Share (the “Redemption Price”) (i.e., the sum of $500.00 per Class A Preferred Share plus accrued and unpaid dividends of $3.6302 per Class A Preferred Share to the Redemption Date or $25.00 per Depositary Share plus accrued and unpaid dividends of $0.1815 per Depositary Share to the Redemption Date).

Payment of the Redemption Price shall be made on or after November 26, 2024 as soon as practicable after presentation and surrender of receipts evidencing Depositary Shares to Computershare Shareowner Services LLC at one of the following addresses:

By Mail:

Attn: Corporations Actions

P.O. Box 43014

Providence, RI 02940-3014

By Overnight Delivery:

Attn: Corporate Actions

150 Royall Street, Suite 101

Canton, MA 02021

Holders who hold their Depositary Shares in book-entry form will be issued checks automatically and are not required to present and surrender receipts evidencing Depositary Shares.

On and after the Redemption Date, the Class A Preferred Shares and corresponding Depositary Shares that are redeemed shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate (including, but not limited to, the right to receive dividends from and after the Redemption Date) except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after such date, the Redemption Price, without interest.

The Company expects to record a charge of approximately $6.1 million to net income attributable to common shareholders in the fourth quarter of 2024 relating to the write-off of the Class A Preferred Share original issuance costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE Centers Corp.
Date:	October 24, 2024	By:	/s/ Aaron M. Kitlowski
		Name: Title:	Aaron M. Kitlowski Executive Vice President, General Counsel and Secretary